Exhibit 99.1

Aeva Reports Second Quarter 2021 Results

Key expansion beyond automotive with Nikon strategic collaboration to bring Aeva 4D LiDAR to industrial automation and precision metrology markets

Continued momentum in automotive, expanding TuSimple collaboration with Aeva as the only long-range LiDAR on TuSimple’s current trucking fleet

B sample development on schedule to be completed by year-end

MOUNTAIN VIEW, Calif., August 12, 2021 – Aeva (NYSE: AEVA), a leader in next-generation sensing and perception systems, today announced its second quarter 2021 results.

Key Company Highlights

•
Formed strategic collaboration with Nikon to develop next-generation solutions utilizing unique capabilities of Aeva’s 4D LiDAR for industrial automation and precision metrology markets
•
Continued momentum in automotive across programs including with undisclosed customer; expanding TuSimple collaboration with Aeva as the only long-range LiDAR on TuSimple’s current trucking fleet
•
On track to complete B sample development by year-end
•
Over 100% team growth over the past two quarters to support customer development and new program opportunities
•
Strengthened team with key leadership hires in product design, development and validation

“Aeva continues to build on strong momentum across multiple fronts. We’re driving forward with automotive collaborations across programs, and expanding into new markets, including our strategic collaboration with Nikon to accelerate adoption of Aeva’s industry-first FMCW 4D LiDAR for high precision industrial automation and metrology applications. Operationally, we have already achieved a number of our 2021 objectives in this quarter. We continue to make great progress to deliver on our remaining goals for this year as we execute on our mission to bring perception to all devices,” said Soroush Salehian, Co-founder and CEO at Aeva.

Second Quarter 2021 Financial Highlights

•
Cash, Cash Equivalents and Marketable Securities
o
Cash, cash equivalents and marketable securities of $502.5 million as of June 30, 2021
•
Revenue
o
Revenue of $2.6 million in Q2 2021, compared to $1.6 million in Q2 2020
•
GAAP and Non-GAAP Operating Loss*
o
GAAP operating loss of $24.7 million in Q2 2021, compared to a GAAP operating loss of $5.0 million in Q2 2020
o
Non-GAAP operating loss of $20.7 million in Q2 2021, compared to non-GAAP operating loss of $4.1 million in Q2 2020

•
Shares Outstanding
o
Weighted average shares outstanding of 211.6 million in Q2 2021

*Table reconciling GAAP to Non-GAAP Operating Loss is provided at the end of this release.

2021 Objectives

Aeva is on track to deliver on its 2021 objectives, which are summarized below:

•
Complete next-generation B sample development: Final design in progress and remain on schedule to compete B sample development by year-end
•
Build on momentum with 2 additional programs towards production: Formed strategic collaboration with Nikon and on track for another program
•
Accelerate engagements in non-automotive applications: Nikon collaboration accelerates non-auto growth opportunity, including goal to expand beyond industrial metrology
•
Strengthen supply chain for production to bring Aeva 4D LiDAR to scale: Finalized key supply chain for our silicon processing chip

Conference Call Details

The company will host a conference call and live webcast to discuss results at 3:00 p.m. PT / 6:00 p.m. ET today. The live webcast and replay can be accessed at investors.aeva.ai.

About Aeva Technologies, Inc. (NYSE: AEVA)

Founded in 2017 by former Apple engineers Soroush Salehian and Mina Rezk, and led by a multidisciplinary team of engineers and operators experienced in the field of sensing and perception, Aeva’s mission is to bring the next wave of perception technology to broad applications from automated driving to consumer electronics, consumer health, industrial robotics and security. For more information, visit www.aeva.com.

Aeva®, the Aeva logo and 4D LiDAR are trademarks/registered trademarks of Aeva, Inc.  All rights reserved. Third-party trademarks are the property of their respective owners.

Forward looking statements

This press release contains certain forward-looking statements within the meaning of the federal securities laws. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Forward looking statements in this press release include our beliefs regarding our financial position and operating performance for the second quarter of 2021 and business objectives for 2021, along with our expectations with respect to our collaborations with third parties.  Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including, but not limited to: (i) the ability to maintain the listing of Aeva’s securities on the New York Stock Exchange, (ii) the price of Aeva’s securities, which may be volatile due to a variety of factors, including changes in the competitive and highly regulated industries in which Aeva plans to operate, variations in performance across competitors, changes in laws and regulations affecting Aeva’s business and changes in the combined capital structure, (iii) the ability to implement business plans, forecasts, and other expectations and to identify and realize additional opportunities, (iv) the risk of downturns and the possibility of rapid change in the highly competitive industry in which Aeva operates, (v) the risk that Aeva and its current and future collaborators are unable to successfully develop and commercialize Aeva’s products or services, or experience significant delays in doing so, (vi) the risk that Aeva may never achieve or sustain profitability; (vii) the risk that Aeva will need to raise additional capital to execute its business plan, which many not be available on acceptable terms or at all; (viii) the risk that Aeva experiences difficulties in managing its growth and expanding operations, (ix) the risk that third-parties suppliers and manufacturers are not able to fully and timely meet their obligations, (x) the risk of product liability or regulatory lawsuits or proceedings relating to Aeva’s products and services, (xi) the risk that Aeva is unable to secure or protect its intellectual property; and (xii) the effects of the ongoing coronavirus (COVID-19) pandemic or other infectious diseases, health epidemics, pandemics and natural disasters on Aeva’s business. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors, and for a further discussion of the material risks and other important factors that could affect our financial results, please refer to our filings with the SEC, including our Form 10-Q for the quarter ended March 31, 2021. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Aeva assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Aeva does not give any assurance that it will achieve its expectations.

Contacts

Investors:

Andrew Fung

investors@aeva.ai

Media:

Michael Oldenburg

press@aeva.ai

AEVA TECHNOLOGIES, INC.
Condensed Consolidated Balance Sheet
(Unaudited)
(In thousands)

	June 30, 2021	December 31, 2020

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$156,999	$24,624
Marketable securities	345,525	—
Accounts receivable, net	1,538	141
Inventory	1,747	1,219
Other current assets	6,813	4,970
Total current assets	512,622	30,954
Operating lease right-of-use assets	5,775	—
Property and equipment, net	2,511	1,614
Other assets	360	64
TOTAL ASSETS	$521,268	$32,632
LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$3,257	$2,071
Accrued liabilities	6,976	2,606
Accrued employee costs	904	722
Lease liability, current portion	1,342	—
Other current liabilities	309	275
Total current liabilities	12,788	5,674
Lease liability, noncurrent portion	4,527	—
Warrant liability	1,774	—
Other liabilities	—	45
TOTAL LIABILITIES	19,089	5,719

STOCKHOLDERS’ EQUITY:
Common stock	21	15
Additional paid-in capital	606,913	87,982
Accumulated other comprehensive loss	(140)	—
Accumulated deficit	(104,615)	(61,084)
TOTAL STOCKHOLDERS’ EQUITY	502,179	26,913
TOTAL LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY	$521,268	$32,632

AEVA TECHNOLOGIES, INC.
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenue	$2,601	$1,639	$2,909	$2,166
Cost of revenue (1)	1,422	928	1,602	1,205
Gross profit	1,179	711	1,307	961
Research and development expenses (1)	18,732	4,671	30,111	9,980
General and administrative expenses (1)	6,685	827	14,902	2,131
Selling and marketing expenses (1)	498	190	1,157	824
Total operating expenses	25,915	5,688	46,170	12,935
Loss from operations	(24,736)	(4,977)	(44,863)	(11,974)
Interest income	106	29	109	191
Other expense, net	557	(3)	1,223	(20)
Net loss before taxes	(24,073)	(4,951)	(43,531)	(11,803)
Income tax provision	—	—	—	—
Net loss	$(24,073)	$(4,951)	$(43,531)	$(11,803)
Net loss per share, basic and diluted	$(0.11)	$(0.04)	$(0.23)	$(0.09)
Shares used in computing net loss per share, basic and diluted	211,551,522	139,532,710	188,024,155	137,314,863

(1) Includes stock-based compensation as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Cost of revenue	$410	$200	$410	$228
Research and development expenses	2,022	349	3,818	867
General and administrative expenses	1,496	369	4,192	704
Selling and marketing expenses	81	7	102	7
Total stock-based compensation expense	$4,009	$925	$8,522	$1,806

Aeva Technologies, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)
	Six Months Ended June 30,
	2021	2020
Cash flows from operating activities:
Net loss	$(43,531)	$(11,803)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	469	394
Amortization of right-of-use assets	582	—
Change in fair value of warrant liability	(1,240)	—
Stock-based compensation	8,522	1,806
Accretion of discount on available-for-sale securities	416	—
Changes in operating assets and liabilities:
Accounts receivable	(1,397)	(439)
Inventories	(528)	7
Other current assets	(5,028)	420
Other noncurrent assets	(296)	(5)
Accounts payable	1,905	(177)
Accrued liabilities	6,332	(276)
Accrued employee costs	182	(44)
Lease liability	(414)	—
Other current liabilities	34	7
Other noncurrent liabilities	—	35
Net cash used in operating activities	(33,992)	(10,075)
Cash flows from investing activities:
Purchase of property, plant and equipment	(1,202)	(338)
Purchase of available-for-sale securities	(366,204)	—
Sale of available-for-sale securities	20,123	—
Net cash used in investing activities	(347,283)	(338)
Cash flows from financing activities:
Proceeds from business combination and private offering	560,777	—
Transaction costs related to business combination and private offering	(47,487)	—
Proceeds from exercise of stock options	360	36
Net cash provided by financing activities	513,650	36
Net increase (decrease) in cash and cash equivalents	132,375	(10,377)
Beginning cash and cash equivalents	24,624	46,637
Ending cash and cash equivalents	$156,999	$36,260

Aeva Technologies, Inc.
Reconciliation of GAAP to Non-GAAP Operating Loss
(Unaudited)
(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020

GAAP operating loss	$(24,736)	$(4,977)	$(44,863)	$(11,974)
Stock-based compensation	4,009	925	8,522	1,806
Non-GAAP operating loss	$(20,727)	$(4,052)	$(36,341)	$(10,168)